Exhibit 99.1

Grubb & Ellis Healthcare REIT II (To be renamed Griffin-American Healthcare REIT II) Supplemental Operating and Financial Data 3rd Quarter 2011 THIS IS NEITHER AN OFFER TO SELL NOR AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN. OFFERINGS ARE MADE ONLY BY MEANS OF APROSPECTUS.

Maxfield Medical Office Building - Sarosoto, Florida

Grubb & Ellis Healthcare REIT II (To be renamed Griffin-American Healthcare REIT II) Santa Ana, California 92705 1551 N. Tustin Avenue, Suite 300)

Grubb & Ellis Healthcare REIT II

(To be renamed Griffin-American Healthcare REIT II)

Supplemental Operating and Financial Data

3rd Quarter 2011




307
LAFAYETTE
Physical Rehabilitation Hospital





Risk Factors

An investment in Grubb & Ellis Healthcare REIT II, Inc., or the company, involves a high degree of risk. Investors should purchase shares of the company's common stock only if they can afford a complete loss of their investment. Below is a summary of some of the risk factors affecting the company, which should be read in conjunction with the risk factors as outlined in the company's prospectus, as amended from time to time, and as detailed from time to time in the company's periodic reports, as filed with the United States Securities and Exchange Commission, or the SEC. The most significant risks include the following:

There is no public market for the shares of the company's common stock. Shares of the company's common stock cannot be readily sold and there are significant restrictions on the ownership, transferability and repurchase of shares of the company's common stock. If investors are able to sell their shares of the company's common stock, investors likely would have to sell them at a substantial discount.

The company's offering is considered a "blind pool" offering because the company has not identified all of the real estate or real estate-related investments to acquire with the net proceeds from its offering. As a result, investors will not be able to evaluate the economic merits of their investments prior to their purchase. The company may be unable to invest the net proceeds from its offering on acceptable terms to investors, or at all.

The company's advisor, Grubb & Ellis Healthcare REIT II Advisor, LLC, and its affiliates, may receive substantial fees, and the company may pay substantial expenses, in the company's offering.

As the company transitions to American Healthcare Investors, LLC and Griffin Capital Corporation as our new co-sponsors, our success is increasingly dependent on the performance of our chairman of the board and chief executive officer, and our president and chief operating officer. On Nov. 7, 2011, the company's independent directors determined that it is in the best interests of the company and its stockholders to transition advisory and dealer manager services rendered to the company by affiliates of Grubb & Ellis Company, the company's original sponsor, and to engage American Healthcare Investors, LLC, or American Healthcare Investors, and Griffin Capital Corporation, or Griffin Capital, as replacement co-sponsors. The advisory services set forth in the new advisory agreement with Griffin-American Healthcare REIT Advisor, LLC, have been assigned to a sub-advisor that is jointly owned by Griffin Capital and American Healthcare Investors, an entity that is majority owned by Jeffrey T. Hanson, the company's chief executive officer and chairman of the board of directors, and Danny Prosky, the company's president and chief operating officer and a director. Accordingly, as the company transitions to American Healthcare Investors and Griffin Capital as its new co-sponsors, the company's ability to achieve its investment objectives and to pay distributions will be dependent upon the ability of Mr. Hanson and Mr. Prosky to manage the transition, as well as to manage the identification and acquisition of investments, the determination of any financing arrangements and the management of the company's investments.

The company is offering shares of its common stock. Investors will not receive an interest in the company's advisor, or sponsor, Grubb & Ellis Company, or their affiliates.

The transfer of our dealer manager services to Griffin Capital Securities, Inc. may adversely affect the company's ability to raise capital pursuant to its initial public offering, which could reduce the amount of cash available to pay distributions to the company's stockholders.

The company has a limited operating history and limited financing sources. Therefore, investors may not be able to adequately evaluate the company's ability to achieve its investment objectives.

Until the company generates operating cash flows sufficient to pay distributions to investors, the company has and may continue to pay distributions up to 100 percent from the net proceeds of its offering, from borrowings in anticipation of future cash flows or from other sources such as its sponsor. The company may also be required to sell assets or issue new securities for cash in order to pay distributions. Any such actions could reduce the amount of capital the company ultimately invest in assets and negatively impact the amount of income available for future distributions.

The company's offering is a "best efforts" offering. If the company raises substantially less than the maximum offering, it may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of an investor's investment may fluctuate more widely with the performance of specific investments.

The company may incur substantial debt, which could hinder its ability to pay distributions to investors or could decrease the value of their investment if the income from, or the value of, the property securing the company's debt falls.

The company relies on its advisor and its affiliates for its day-to-day operations and the selection of its investments. The company will pay substantial fees to its advisor and its affiliates for these services, and the agreements governing these fees were not negotiated at arm's-length. In addition, fees payable to the company's dealer manager, Grubb & Ellis Capital Corporation, and its advisor in the company's organizational stage are based upon the gross offering proceeds and not on the company's or its properties' performance. Such agreements may require the company to pay more than it would if it were using unaffiliated third parties and may not solely reflect an investor's interests as a stockholder of the company.

If the company does not continue to maintain its qualification as a real estate investment trust, or REIT, the company would be subject to federal income tax at regular corporate rates, which would continue to affect the company's operations and its ability to pay distributions to investors.

The amount of distributions the company may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on an investor's investment in the company and investors may lose money.

The company is not obligated, through its charter or otherwise to effectuate a liquidity event, and the company may not effect a liquidity event within the company's targeted time frame of five years after the completion of its offering stage, or at all. If the company does not effect a liquidity event, investors may have to hold their investment in shares of the company's common stock for an indefinite period of time.

Table of Contents

On the cover: Lakewood Ranch Medical Office Building - Bradenton, FL (top left); Lafayette Physical Rehabilitation Hospital - Lafayette, LA (top right); Maxfield Medical Office Building - Sarasota, FL (bottom right)

Corporate Profile

Grubb & Ellis Healthcare REIT II, Inc.'s initial public offering was declared effective by the SEC in August 2009. The company began property acquisitions near the end of the first quarter of 2010. During its relatively brief operating history, the company has demonstrated consistently strong incremental growth in key financial metrics as reported in its 2010 Annual Report on Form 10-K, which was filed with the SEC on March 10, 2011, as well as its subsequent Form 10-Qs, filed with the SEC on May 12, 2011, August 11, 2011 and November 10, 2011. The company is pleased to provide further insight into its third quarter 2011 performance as reported herein.

Third Quarter 2011 Highlights and Recent Accomplishments

- Completed third quarter acquisitions totaling $19.3 million, based on purchase price. Declared and paid quarterly distributions to stockholders of record equal to an annualized rate of 6.5 percent, or a quarterly distribution of $0.16 per share, based upon a $10.00 per share offering price. The company's board of directors intends to continue to declare distributions on a quarterly basis.
- Third quarter modified funds from operations, or MFFO, as defined by the Investment Program Association, or IPA, was $5.4 million, approximately 51 percent more than the $3.5 million in the second quarter of 2011. Funds from operations, or FFO, equaled approximately $5.0 million, compared with $(3.6) million in the second quarter of 2011. (Quarter-over-quarter growth in MFFO is primarily due to the acquisition of additional properties. Quarter-over-quarter growth in FFO is primarily due to lower acquisition-related expenses in the third quarter compared to the second quarter as well as the acquisition of additional properties. Please see financial reconciliation tables and notes at the end of this release for more information regarding modified funds from operations and funds from operations.)
- Net operating income, or NOI, totaled approximately $9.8 million in the third quarter of 2011, an increase of approximately 43 percent compared to the $6.9 million achieved in the second quarter of 2011. The company reported net income of $413,000, compared to a net loss of $6.9 million in the second quarter, which was largely due to the significant costs associated with the company's acquisitions during the second quarter. (Quarter-over-quarter growth in NOI is primarily due to the acquisition of additional properties. Please see financial reconciliation tables and notes at the end of this release for more information regarding NOI and net income/loss.)
- The company's property portfolio achieved an aggregate average occupancy of 97 percent as of Sept. 30, 2011 and had leverage of 25.6 percent. The portfolio's average remaining lease term was 10.0 years at the close of the third quarter, based on leases in effect as of Sept. 30, 2011.

Third Quarter and Recent Acquisition Highlights

- In July, the company acquired Maxfield Medical Office Building in Sarasota, Fla., for $7.2 million.
- In September, the company completed the $12.1 million acquisition of Lafayette Physical Rehabilitation Hospital in Lafayette, La.
- Total portfolio value grew to approximately $430.8 million, based on purchase price, at the close of the third quarter 2011 from $411.5 million at the close of the second quarter 2011.

Subsequent Events

- On Wednesday, Nov. 9, the board of directors of Grubb & Ellis Healthcare REIT II filed an 8-K with the SEC announcing the transition of its advisory and dealer manager relationship with Grubb & Ellis Company. The termination of the underlying agreements is effective immediately with a 60-day transition period, during which Grubb & Ellis Company and its affiliates will continue to provide advisory and dealer manager services to the company.
- Following the transition, the company will be renamed Griffin-American Healthcare REIT II, Inc., and will be co-sponsored by American Healthcare Investors, LLC and Griffin Capital Corporation. Griffin Capital Securities, an affiliate of Griffin Capital, will serve as dealer manager.
- Jeff Hanson, chairman and chief executive officer, and Danny Prosky, president and chief operating officer, will lead the transition and continue to manage the company thereafter. Hanson and Prosky founded and are principals of American Healthcare Investors.

For additional information regarding Grubb & Ellis Healthcare REIT II, please visit www.gbe-reits.com/healthcare2 or call 877-888-7348. Investors should not rely on the company's past performance to predict its future results.

(1) Please see financial reconciliation tables and notes on page 14 for more information regarding MFFO.
(2) Please see financial reconciliation tables and notes on page 12 for more information regarding NOI.

Equity Raise and Acquisition Totals *(cumulative) (unaudited)*



$500m
$400m
$300m
$200m
$100m
$0
Q4 2010
Q1 2011
Q2 2011
Q3 2011
Equity Raise
Acquisition Total

Net Operating Income and Modified Funds From Operations *(1) (2) (unaudited)*



$10.0m
$8.0m
$6.0m
$4.0m
$2.0m
$0
Q4 2010
Q1 2011
Q2 2011
Q3 2011
NOI
MFFO

(1) Please see financial reconciliation tables and notes on page 14 for more information regarding MFFO.
(2) Please see financial reconciliation tables and notes on page 12 for more information regarding NOI.

Executive Officers

Jeffrey T. Hanson - Chairman and Chief Executive Officer



Hanson is chairman of the board and chief executive officer of Grubb & Ellis Healthcare REIT II, Inc. and founding principal of American Healthcare Investors, LLC. Additionally, Hanson served as executive vice president, investment programs with Grubb & Ellis Company from June 2006 to November 2011. Responsible for the management of Grubb & Ellis' investment management subsidiaries, Hanson also served as president and chief executive officer of Grubb & Ellis Equity Advisors, LLC from June 2006 to November 2011. Hanson began his career with Grubb & Ellis in 1997, serving as a senior vice president and one of the most successful members of the firm's Institutional Investment Group, where he brokered the acquisition and disposition of real property for major private and institutional clients, including a significant focus on healthcare-related assets. Hanson is a graduate of the University of Southern California.

Danny Prosky - President and Chief Operating Officer



Prosky serves as the president and chief operating officer of Grubb & Ellis Healthcare REIT II and founding principal of American Healthcare Investors. He was formerly executive vice president of acquisitions for the original Grubb & Ellis Healthcare REIT, Inc. (now known as Healthcare Trust of America, Inc.), overseeing the acquisition of its approximately $1.2 billion portfolio from July 2006 until July 2009. Prosky also served as executive vice president for healthcare real estate with Grubb & Ellis from March 2006 to November 2011. He also served as executive vice president and secretary of GEEA Property Management from June 2011 to November 2011. Previously, he served as assistant vice president of acquisitions and dispositions at Health Care Property Investors, Inc., a healthcare-focused real estate investment trust from 2005 to March 2006, and as assistant vice president, asset management from 1999 to 2005. From 1992 to 1999, he served as manager of financial operations, multi-tenant facilities for American Health Properties, Inc. Throughout his 19-year career, Prosky has been responsible for the acquisition of more than $3 billion of healthcare-related real estate. He served as co-chair of the Medical Office Building and Healthcare Facilities Conference Planning Committee of the Building Owners and Managers Association International (BOMA) from 2007 through 2010. He had previously served as vice chair of the committee from 2005 until his appointment as co-chair. Prosky received a bachelor's degree from the University of Colorado and a master's degree from Boston University.

Shannon K S Johnson - Chief Financial Officer



Johnson is the chief financial officer of Grubb & Ellis Healthcare REIT II, the same role she filled with Grubb & Ellis Healthcare REIT from August 2006 to March 2009. She also serves as a financial reporting manager with Grubb & Ellis Equity Advisors. Johnson previously served as chief financial officer of Grubb & Ellis Apartment REIT, Inc., (now known as Apartment Trust of America, Inc.), from April 2006 to November 2010. Prior to joining Grubb & Ellis, Johnson served as an auditor for more than six years with PricewaterhouseCoopers, LLP and Arthur Andersen, LLP. She is a certified public accountant and received a bachelor's degree in business-economics and a minor in accounting from the University of California, Los Angeles, where she graduated summa cum laude.

Stefan Oh - Senior Vice President, Acquisitions



In addition to serving as senior vice president of acquisitions for Grubb & Ellis Healthcare REIT II, Oh is vice president of healthcare real estate with Grubb & Ellis Equity Advisors, where he is responsible for the acquisition and management of medical office buildings and other healthcare-related real estate. Prior to joining Grubb & Ellis in June 2007, Oh worked for nearly eight years with Health Care Property Investors, Inc., a healthcare-focused REIT, as director of asset management and later as director of acquisitions. From 1997 to 1999, he worked as an auditor and project manager for Ernst & Young AB in Stockholm, Sweden and from 1993 to 1997 as an auditor within Ernst & Young LLP's EYKL Real Estate Group in Los Angeles, California. Oh received a bachelor's degree from Pepperdine University and is a certified public accountant.

Cora Lo - Secretary



Lo began serving as secretary of Grubb & Ellis Healthcare REIT II in November 2010, having previously served as assistant secretary since March 2009. She has also served as senior corporate counsel for Grubb & Ellis Company since December 2007, having previously served as senior corporate counsel and securities counsel for Grubb & Ellis Realty Investors, LLC. Lo also served as the assistant secretary of Grubb & Ellis Apartment REIT, Inc., (now known as Apartment Trust of America), from June 2008 to November 2010. Prior to joining Grubb & Ellis in 2005, she spent more than three years as general counsel of a publicly traded company and three years in private practice. Lo received a bachelor's degree from the University of California, Los Angeles and a juris doctorate from Boston University. She is a member of the California State Bar Association.

Independent Board Members

Patrick R. Leardo - *Independent Director*



Leardo is the managing member of Domain Capital Advisors, LLC, a registered investment advisor. Prior to joining Domain Capital Advisors in 2008, he served in various management roles at PricewaterhouseCoopers LLP for more than 22 years, including partner in charge of the Global Real Estate Advisory practice. Prior to the merger of PriceWaterhouse and Coopers & Lybrand in 1998, Leardo was also the real estate industry chairman for Coopers & Lybrand's real estate activities, coordinating all lines of service including audit, tax and consulting. He is a member of the Pension Real Estate Association, National Realty Committee, Urban Land Institute and the National Association of Real Estate Investment Trusts. He also holds the prestigious Counselor of Real Estate designation and was honored by the Royal Institute of Chartered Surveyors as a Fellow in May 2006. Leardo recently completed a term as a ULI trustee and has been invited to serve as one of the organization's governors. He has also served as a board trustee for the American Seniors Housing Association, a member of the board of directors of Edens & Avant, a $2.5 billion market cap private real estate investment trust and a board trustee for Roanoke College. Leardo received a bachelor's degree from Upsala College.

Gerald W. Robinson - *Independent Director*



Robinson has served since 1994 as an executive vice president of Pacific Life Insurance Company and chairman and chief executive officer of Pacific Select Distributors, Inc., its wholly-owned subsidiary and the holding company of its broker-dealers. Prior to joining Pacific Life, he served in various executive positions in the life insurance industry, including positions with Home Life Insurance Company, Anchor National Life Insurance Company and Private Ledger Financial Services. During his career, Robinson has supervised and been a member of due diligence committees responsible for the approval of all products offered by broker-dealers for sale through registered representatives, including real estate limited partnership, REIT and mortgage-based products. In addition, during his career with Pacific Life, he was a member of the firm's investment committee, which was responsible for the purchase and disposition of all assets of the company, including numerous forms of real estate, mortgage, and REIT investments. Robinson is a certified financial planner and a chartered life underwriter who received a bachelor's from Central Michigan University.

Gary E. Stark - *Independent Director*



Stark has been the owner and managing member of Chateau Healthcare Management, LLC, a healthcare management company that operated luxury assisted living, senior residential care, memory care and Alzheimer's care facilities in Overland Park and Mission, Kansas since May 2005. He has also been the owner and managing member since December 2007 of Chateau DHAL Management, LLC, a healthcare management company that operated an assisted living facility exclusively dedicated to qualifying low income individuals with assisted living needs in Kansas City, Kansas. Stark has also been a co-owner of Grace Long Term Care, LLC, a healthcare management company operating skilled nursing and assisted living facilities, and a private consultant to Health Care Property Investors, Inc., a publicly traded healthcare REIT. He has also served as general counsel to: Nationwide Health Properties, Inc., a publicly traded healthcare REIT; Life Care Centers of America, Inc., one of the largest privately owned sub-acute/long-term care providers in the U.S.; and Care Enterprises, Inc., a publicly traded healthcare corporation engaged in sub-acute/long-term care, ancillary healthcare services and products. Stark received a bachelor's degree from the University of California, Irvine and a juris doctorate from the University of California, Hastings College of Law. He is a member of the California State Bar Association.



Hardy Oak Medical Office Building - San Antonio, Texas

Forward-Looking Statements

This document contains certain forward-looking statements with respect to the success of our company, our ability to provide our investors distribution sustainability and superior long-term financial performance, whether we will be able to maintain our current distribution rate, whether we can continue to improve our net operating income and modified funds of operations, whether we can maintain the financial results experienced in the year ended December 31, 2010 and for the quarter ended September 30, 2011, and whether we can continue to raise sufficient equity in our initial public offering and deploy it efficiently by acquiring assets. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments; uncertainties relating to our ability to continue to maintain the current coverage of our investor distributions; uncertainties relating to the local economies where our real estate investments are located; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of recent healthcare legislation; the uncertainties relating to the implementation of our real estate investment strategy; uncertainties related to the transition of our advisory and dealer manager relationship from Grubb & Ellis Company to American Healthcare Investors and Griffin Capital and the success of such transition and other risk factors as outlined in the company's prospectus, as amended from time to time, and as detailed from time to time in our periodic reports, as filed with the SEC. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Additional Information

The information in this supplemental information package should be read in conjunction with the company's prospectus, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, earnings press release dated November 14, 2011 and other information filed with, or furnished to, the SEC. The reconciliation of Non-GAAP measures are an integral part of the information presented herein.

You can access the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at http://www.gbe-reits.com/healthcare2 as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the company's website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov.

Consolidated Balance Sheets *(unaudited)*

	As of Sept. 30, 2011	As of Dec. 31, 2010
Assets		
Real estate investments:		
Operating properties, net	$366,402,000	$163,335,000
Cash and cash equivalents	$8,812,000	$6,018,000
Accounts and other receivables, net	$1,314,000	$241,000
Restricted cash	$2,389,000	$2,816,000
Real estate and escrow deposits	$3,650,000	$649,000
Identified intangible assets, net	$65,778,000	$28,568,000
Other assets, net	$6,194,000	$2,369,000
Total assets	**$454,539,000**	**$203,996,000**
Liabilities and Equity		
Liabilities:		
Mortgage loans payable, net	$64,853,000	$58,331,000
Lines of credit	$44,947,000	$11,800,000
Accounts payable and accrued liabilities	$7,649,000	$3,356,000
Accounts payable due to affiliates	$1,523,000	$840,000
Derivative financial instruments	$880,000	$453,000
Identified intangible liabilities, net	$652,000	$502,000
Security deposits, prepaid rent and other liabilities	$10,683,000	$3,352,000
Total liabilities	**$131,187,000**	**$78,634,000**
Commitments and contingencies		
Equity:		
Stockholders' equity:		
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 39,919,575 and 15,452,668 shares issued and outstanding as of September 30, 2011 and December 31, 2010, respectively	$399,000	$154,000
Additional paid-in capital	$355,487,000	$137,657,000
Accumulated deficit	$(32,656,000)	$(12,571,000)
Total stockholders' equity	$323,230,000	$125,240,000
Noncontrolling interests	$122,000	$122,000
Total equity	**$323,352,000**	**$125,362,000**
Total liabilities and equity	**$454,539,000**	**$203,996,000**

Consolidated Statements of Operations *(unaudited)*

	Three Months Ended Sept. 30, 2011	Three Months Ended Sept. 30, 2010	Nine Months Ended Sept. 30, 2011	Nine Months Ended Sept. 30, 2010
Revenues				
Rental income	$12,504,000	$2,807,000	$27,186,000	$4,010,000
Expenses				
Rental expenses	$2,664,000	$834,000	$5,684,000	$1,241,000
General and administrative	$1,563,000	$503,000	$3,942,000	$1,048,000
Acquisition related expenses	$913,000	$2,847,000	$9,698,000	$5,179,000
Depreciation and amortization	$4,553,000	$1,157,000	$10,029,000	$1,722,000
Total expenses	$9,693,000	$5,341,000	$29,353,000	$9,190,000
Income (loss) from operations	$2,811,000	$(2,534,000)	$(2,167,000)	$(5,180,000)
Other income (expense):				
Interest expense (including amortization of deferred financing costs and debt discount and premium):				
Interest expense	$(2,199,000)	$(323,000)	$(4,767,000)	$(432,000)
Loss in fair value of derivative financial instruments	$(202,000)	$(74,000)	$(427,000)	$(194,000)
Interest income	$3,000	$1,000	$9,000	$14,000
Net income (loss)	$413,000	$(2,930,000)	$(7,352,000)	$(5,792,000)
Less: net income attributable to noncontrolling interests	—	$(1,000)	$(1,000)	$(1,000)
Net loss attributable to controlling interest	$413,000	$(2,931,000)	$(7,353,000)	$(5,793,000)
Net loss per common share attributable to controlling interest — basic and diluted	$0.01	$(0.34)	$(0.28)	$(1.02)
Weighted average number of common shares outstanding — basic and diluted	34,644,097	8,745,255	26,171,404	5,687,117
Distributions declared per common share	$0.16	$0.16	$0.49	$0.49


LAFAYETTE
Physical Rehabilitation Hospital, LLC

Lafayette Physical Rehabilitation Hospital - Lafayette, Louisiana

Net Operating Income Reconciliation *(unaudited)*

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,	
	2011	2010	2011	2010
Net income (loss)	$413,000	$(2,930,000)	(7,352,000)	$(5,792,000)
Add:				
General and administrative	$1,563,000	$503,000	$3,942,000	$1,048,000
Acquisition related expenses	$913,000	$2,847,000	$9,698,000	$5,179,000
Depreciation and amortization	$4,553,000	$1,157,000	$10,029,000	$1,722,000
Interest expense	$2,401,000	$397,000	$5,194,000	$626,000
Less:				
Interest income	$(3,000)	$(1,000)	$(9,000)	$(14,000)
Net operating income	$9,840,000	$1,973,000	$21,502,000	$2,769,000



$10.0m
$8.0m
$6.0m
$4.0m
$2.0m
$0
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011
Q2 2011
Q3 2011

NOI is defined as net income, computed in accordance with GAAP, generated from properties before general and administrative expenses, acquisition related expenses, depreciation and amortization, interest expense and interest income. Please see page 24 for additional information regarding NOI.

Equity Raise by Quarter *(unaudited)*

	3rd Qtr 2011	2nd Qtr 2011	1st Qtr 2011	4th Qtr 2010
Quarterly equity raise	$98,771,000	$80,361,000	$59,870,000	$47,856,000



$100m
$80m
$60m
$40m
$20m
$0
Q4 2010
Q1 2011
Q2 2011
Q3 2011

Distributions Paid by Quarter *(unaudited)*

	3rd Qtr 2011	2nd Qtr 2011	1st Qtr 2011	4th Qtr 2010
Distributions paid	$5,156,000	$3,747,000	$2,588,000	$1,834,000



$6.0m
$5.0m
$4.0m
$3.0m
$2.0m
$1.0m
$0
Q1 2010
Q2 2010
Q3 2010
Q3 2011

Modified Funds From Operations Reconciliation *(unaudited)*

	Three Months Ended Sept. 30, 2011	Three Months Ended Sept. 30, 2010	Nine Months Ended Sept. 30, 2011	Nine Months Ended Sept. 30, 2010
Net income (loss)	$413,000	$(2,930,000)	$(7,352,000)	$(5,792,000)
Add:				
Depreciation and amortization — consolidated properties	$4,553,000	$1,157,000	$10,029,000	$1,722,000
Less:				
Net income attributable to noncontrolling interests	—	$(1,000)	$(1,000)	$(1,000)
Depreciation and amortization related to noncontrolling interests	$(2,000)	$(2,000)	$(7,000)	$(2,000)
FFO	$4,964,000	$(1,776,000)	$2,669,000	$(4,073,000)
Add:				
Acquisition related expenses	$913,000	$2,847,000	$9,698,000	$5,179,000
Amortization of above and below market leases	$81,000	$28,000	$206,000	$49,000
Loss in fair value of derivative financial instruments	$202,000	$74,000	$427,000	$194,000
Loss on extinguishment of debt	$2,000	—	$44,000	—
Change in deferred rent receivables related to noncontrolling interests	—	—	$1,000	—
Less:				
Change in deferred rent receivables	$(806,000)	$(157,000)	$(1,719,000)	$(241,000)
MFFO	$5,356,000	$1,016,000	$11,326,000	$1,108,000
Weighted average common shares outstanding — basic and diluted	34,644,097	8,745,255	26,171,404	5,687,117
Net loss per common share — basic and diluted	$0.01	$(0.34)	$(0.28)	$(1.02)
FFO per common share — basic and diluted	$0.14	$(0.20)	$0.10	$(0.72)
MFFO per common share — basic and diluted	$0.15	$0.12	$0.43	$0.19

MFFO and FFO by Quarter *(unaudited)*


$6.0m
$5.0m
$4.0m
$3.0m
$2.0m
$1.0m
$0
$-1.0m
$-2.0m
$-3.0m
$-4.0m
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011
Q2 2011
Q3 2011
MFFO
FFO

The company is presenting MFFO because the company believes that MFFO is an appropriate supplemental performance measure to reflect the operating performance of a REIT. MFFO is a metric used by the company's management, and useful for the company's stockholders to evaluate sustainable performance and distribution policy. Please see page 24 for additional information regarding FFO and MFFO.

Properties



Property	Property Type	Acquisition Date	City, State	Sq Ft	Leased %	Purchase Price
Lacombe Medical Office Building	Medical Office	March 2010	Lacombe, LA	34,000	100%	$6,970,000
Center for Neurosurgery and Spine	Medical Office	March 2010	Sartell, MN	33,000	100%	$6,500,000
Parkway Medical Center	Medical Office	April 2010	Beachwood, OH	88,000	91.7%	$10,900,000
Highlands Ranch Medical Pavilion	Medical Office	April 2010	Highlands Ranch, CO	37,000	100%	$8,400,000
Muskogee Long-Term Acute Care Hospital	Hospital	May 2010	Muskogee, OK	37,000	100%	$11,000,000
St. Vincent Medical Office Building	Medical Office	June 2010	Cleveland, OH	51,000	93.9%	$10,100,000
Livingston Medical Arts Pavilion	Medical Office	June 2010	Livingston, TX	29,000	100%	$6,350,000
Pocatello East Medical Office Building	Medical Office	July 2010	Pocatello, ID	76,000	100%	$15,800,000
Cape Girardeau Long-Term Acute Care Hospital†	Hospital	August 2010	Cape Girardeau, MO	27,000	100%	$8,057,000
Joplin Long-Term Acute Care Hospital†	Hospital	August 2010	Joplin, MO	26,000	100%	$8,951,000
Virginia Skilled Nursing Facility Portfolio:	Skilled Nursing Facility	September 2010	Multiple Locations, VA	232,000	100%	$45,000,000
The Laurels of Charlottesville, Charlottesville, VA; Bland Nursing & Rehabilitation Center, Bastian, VA; Maple Grove Health Care Center, Lebanon, VA; The Brian Center of Fincastle, Fincastle, VA; The Brian Center of Low Moor, Low Moor, VA; The Laurels of Willow Creek, Midlothian, VA; The Springs Nursing Facility, Hot Springs, VA						
Athens Long-Term Acute Care Hospital†	Hospital	October 2010	Athens, GA	31,000	100%	$12,264,000
Sylva Medical Office Building	Medical Office	November 2010	Sylva, NC	45,000	100%	$11,400,000
Surgical Hospital of Humble	Hospital	December 2010	Humble, TX	30,000	100%	$13,100,000
Lawton Medical Office Building Portfolio	Medical Office	December 2010	Lawton, OK	62,000	100%	$11,550,000
Ennis Medical Office Building	Medical Office	December 2010	Ennis, TX	30,000	94.8%	$7,100,000
Columbia Long-Term Acute Care Hospital†	Hospital	January 2011	Columbia, MO	31,000	100%	$12,423,000
St. Anthony North Medical Office Bldg.	Medical Office	March 2011	Westminster, CO	60,000	88.5%	$11,950,000
Loma Linda Pediatric Specialty Hospital	Skilled Nursing Facility	March 2011	Loma Linda, CA	34,000	100%	$13,000,000
Lakewood Ranch Medical Office Building	Medical Office	April 2011	Bradenton, FL	58,000	94%	$12,500,000
Hardy Oak Medical Office Building	Medical Office	April 2011	San Antonio, TX	42,000	100%	$8,070,000
Yuma Skilled Nursing Facility	Skilled Nursing Facility	April 2011	Yuma, AZ	40,000	100%	$11,000,000
Dixie-Lobo Medical Office Building Portfolio:	Medical Office	May 2011	AR, LA, NM, TX	156,000	100%	$30,050,000
Hope, AR; Lake Charles, LA; Carlsbad, NM; Hobbs, NM; Alice, TX; Lufkin, TX; Victoria, TX; Wharton, TX						
Jersey City Medical Office Building	Medical Office	May 2011	Jersey City, NJ	68,000	100%	$28,680,000
Central Arkansas Medical Office Building Portfolio	Medical Office	May 2011	Benton and Bryant, AR	111,000	72%	$15,370,000
Philadelphia SNF Portfolio	Skilled Nursing Facility	June 2011	Philadelphia, PA	392,000	100%	$75,000,000
Maxfield Medical Office Building	Medical Office	July 2011	Sarasota, FL	41,000	91%	$7,200,000
Lafayette Physical Rehabilitation Hospital	Hospital	September 2011	Lafayette, LA	26,000	100%	$12,100,000

†The Columbia, Athens, Joplin and Cape Girardeau Long Term Acute Care Hospitals are considered one acquisition.

Regional Concentration *as of September 30, 2011*

By Region	Buildings	Purchase Price	% of Total
East	14	$160,080,000	37.1%
Midwest	8	$56,931,000	13.2%
South	24	$146,274,000	34.0%
West	9	$67,500,000	15.7%
Total	55	$430,785,000	100%


West
15.7%
East
37.1%
South
34.0%
Midwest
13.2%

Based on purchase price.

Portfolio Composition *as of September 30, 2011*

Investment Concentration - By Predominant Service Type	Buildings	Purchase Price	% of Total
Hospitals	7	$77,895,000	18.1%
Skilled nursing facilities	16	$144,000,000	33.4%
Medical office buildings	32	$208,890,000	48.5%
Total	55	$430,785,000	100%


Skilled Nursing
Facilities
33.4%
Medical Office
Buildings
48.5%
Hospitals
18.1%

Based on purchase price.


SENDERO

Hardy Oak Medical Office Building - San Antonio, Texas

Portfolio Concentration *as of September 30, 2011*

Balances by State	Skilled Nursing	Hospital	Medical Office	Buildings	Purchase Price	% of Total
Arizona	$11,000,000	—	—	1	$11,000,000	2.6%
Arkansas	—	—	$17,220,000	5	$17,220,000	4.0%
California	$13,000,000	—	—	3	$13,000,000	3.0%
Colorado	—	—	$20,350,000	2	$20,350,000	4.7%
Florida	—	—	$19,700,000	2	$19,700,000	4.6%
Georgia	—	$12,264,000	—	1	$12,264,000	2.8%
Idaho	—	—	$15,800,000	1	$15,800,000	3.7%
Louisiana	—	$12,100,000	$9,920,000	3	$22,020,000	5.1%
Minnesota	—	—	$6,500,000	2	$6,500,000	1.5%
Missouri	—	$29,431,000	—	3	$29,431,000	6.8%
New Jersey	—	—	$28,680,000	1	$28,680,000	6.7%
New Mexico	—	—	$7,350,000	2	$7,350,000	1.7%
North Carolina	—	—	$11,400,000	1	$11,400,000	2.6%
Ohio	—	—	$21,000,000	3	$21,000,000	4.9%
Oklahoma	—	$11,000,000	$11,550,000	3	$22,550,000	5.2%
Pennsylvania	$75,000,000	—	—	5	$75,000,000	17.4%
Texas	—	$13,100,000	$39,420,000	10	$52,520,000	12.2%
Virginia	$45,000,000	—	—	7	$45,000,000	10.5%
Total	$144,000,000	$77,895,000	$208,890,000	55	$430,785,000	100%



Maxfield Medical Office Building - Sarasota, Florida

Portfolio Leased Percentage *as of September 30, 2011*

Property	Leased %
Lacombe Medical Office Building	100%
Center for Neurosurgery and Spine	100%
Parkway Medical Center	91.7%
Highlands Ranch Medical Pavilion	100%
Muskogee Long-Term Acute Care Hospital	100%
St. Vincent Medical Office Building	93.9%
Livingston Medical Arts Pavilion	100%
Pocatello East Medical Office Building	100%
Monument Long-Term Acute Care Hospital Portfolio	100%
Virginia Skilled Nursing Facility Portfolio	100%
Sylva Medical Office Building	100%
Surgical Hospital of Humble	100%
Lawton Medical Office Building Portfolio	100%
Ennis Medical Office Building	94.8%
St. Anthony North Medical Office Building	88.5%
Loma Linda Pediatric Specialty Hospital	100%
Lakewood Ranch Medical Office Building	94.4%
Hardy Oak Medical Office Building	100%
Yuma Skilled Nursing Facility	100%
Dixie-Lobo Medical Office Building Portfolio	100%
Jersey City Medical Office Building	100%
Central Arkansas Medical Office Building Portfolio	72.0%
Philadelphia SNF Portfolio	100%
Maxfield Medical Office Building	91%
Lafayette Physical Rehabilitation Hospital	100%
Aggregate Portfolio Average Percentage	97.0%

Acquisition Price

Property	Purchase Price
Lacombe Medical Office Building	$6,970,000
Center for Neurosurgery and Spine	$6,500,000
Parkway Medical Center	$10,900,000
Highlands Ranch Medical Pavilion	$8,400,000
Muskogee Long-Term Acute Care Hospital	$11,000,000
St. Vincent Medical Office Building	$10,100,000
Livingston Medical Arts Pavilion	$6,350,000
Pocatello East Medical Office Building	$15,800,000
Monument Long-Term Acute Care Hospital Portfolio	$41,695,000
Virginia Skilled Nursing Facility Portfolio	$45,000,000
Sylva Medical Office Building	$11,400,000
Surgical Hospital of Humble	$13,100,000
Lawton Medical Office Building Portfolio	$11,550,000
Ennis Medical Office Building	$7,100,000
St. Anthony North Medical Office Building	$11,950,000
Loma Linda Pediatric Specialty Hospital	$13,000,000
Lakewood Ranch Medical Office Building	$12,500,000
Hardy Oak Medical Office Building	$8,070,000
Yuma Skilled Nursing Facility	$11,000,000
Dixie-Lobo Medical Office Building Portfolio	$30,050,000
Jersey City Medical Office Building	$28,680,000
Central Arkansas Medical Office Building Portfolio	$15,370,000
Philadelphia SNF Portfolio	$75,000,000
Maxfield Medical Office Building	$7,200,000
Lafayette Physical Rehabilitation Hospital	$12,100,000
Total	$430,785,000

See page 20 for information regarding the company's use of leverage to partially fund these acquisitions.

Acquisitions by Quarter

	Q3 2011	Q2 2011	Q1 2011	Q4 2010
Acquistion Price	$19,300,000	$180,670,000	$37,373,000	$55,414,000


$200m
$150m
$100m
$50m
$0
Q4
2010
Q1
2011
Q2
2011
Q3
2011

Fixed and Floating Debt Maturity and Mortgage Balances

Property	Interest Rate (1)	Maturity Date	Sept. 30, 2011	Dec. 31, 2010
Fixed Rate Debt:				
Highlands Ranch Medical Pavilion	5.88%	11/11/12	$4,313,000	$4,383,000
Pocatello East Medical Office Building	6.00%	10/01/20	$7,835,000	$7,971,000
Monument Long-Term Acute Care Hospital Portfolio	5.53%	06/19/18	$15,357,000	—
Hardy Oak Medical Office Building	6.60%	10/10/16	$5,206,000	—
Maxfield Medical Office Building	5.17%	02/28/15	$5,092,000	—
			$37,803,000	$12,354,000
Variable Rate Debt:				
Center for Neurosurgery and Spine (2)	1.33%	08/15/21 (callable)	$3,021,000	$3,184,000
Virginia Skilled Nursing Facility Portfolio (3)	5.50%	03/14/12	$9,771,000	$26,810,000
Surgical Hospital of Humble (4)	—	—	—	$9,000,000
Lawton Medical Office Building Portfolio	3.10%	01/01/16	$7,185,000	$7,300,000
Muskogee Long-Term Acute Care Hospital	2.62%	04/08/18	$7,134,000	—
			$27,111,000	$46,294,000
Total fixed and variable rate debt			$64,914,000	$58,648,000
Less: discount			$(301,000)	$(317,000)
Add: premium			$240,000	—
Mortgage loans payable, net			$64,853,000	$58,331,000

(1) Represents the per annum interest rate in effect as of September 30, 2011.
(2) The mortgage loan payable requires monthly principal and interest payments and is due August 15, 2021; however, the principal balance is immediately due upon written request from the seller confirming that the seller agrees to pay the interest rate swap termination amount, if any. Additionally, the seller guarantors agreed to retain their guaranty obligations with respect to the mortgage loan and the interest rate swap agreement. The company, the seller and the seller guarantors have also agreed to indemnify the other parties for any liability caused by a party's breach or nonperformance of obligations under the loan.
(3) Represents a bridge loan the company secured from KeyBank National Association which matures on March 14, 2012 or until such time that the company is able to pay such bridge loan in full by obtaining a Federal Housing Association Mortgage loan. The maturity date may be extended by one six-month period subject to satisfaction of certain conditions.
(4) As of December 31, 2010, the company had an outstanding mortgage loan payable balance of $9,000,000, which was subsequently paid in full in March 2011 with no prepayment penalties assessed per the terms of the mortgage agreement. In connection with the early extinguishment the company wrote off $42,000 in deferred financing costs.

Lease Maturities *(unaudited)*

Year	Number of Expiring Leases	Total Sq Ft of Expiring Leases	% Leased Area of Expiring Leases	Annual Rent under Expiring Leases	% Total Annual Rent of Expiring Leases (1)
2011	15	36,000	1.9%	$475,000	1.0%
2012	14	43,000	2.3%	$985,000	2.1%
2013	25	76,000	4.1%	$1,724,000	3.6%
2014	20	66,000	3.5%	$1,399,000	2.9%
2015	26	116,000	6.2%	$2,353,000	5.0%
2016	19	184,000	9.8%	$3,888,000	8.2%
2017	9	52,000	2.8%	$1,020,000	2.1%
2018	9	57,000	3.0%	$1,341,000	2.8%
2019	6	106,000	5.7%	$2,306,000	4.9%
2020	21	83,000	4.4%	$2,434,000	5.1%
2021	9	67,000	3.6%	$1,954,000	4.1%
Thereafter	29	986,000	52.7%	$27,575,000	58.2%
Total	202	1,872,000	100%	$47,454,000	100%

(1) The annual rent percentage is based on the total annual contractual base rent based on leases in effect as of September 30, 2011.


SOUTHWESTERN
SURGERY CENTER

Ennis Medical Office Building Portfolio - Ennis, Texas

Additional Information Regarding NOI, FFO and MFFO

Net Operating Income (NOI)
NOI is a financial measure that does not conform to accounting principles generally accepted in the United States of America, or GAAP, or a non-GAAP measure. It is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, acquisition related expenses, depreciation and amortization, interest expense and interest income. The company believes that net operating income is useful for investors as it provides an accurate measure of the operating performance of its operating assets because net operating income excludes certain items that are not associated with the management of the properties. Additionally, the company believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, the company's use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Page 12 contains the reconciliation of net loss, which is the most directly comparable GAAP financial measure, to NOI.

Funds From Operations (FFO) and Modified Funds From Operations (MFFO)
Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as FFO, which the company believes to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the company's net income or loss as determined under GAAP.

The company defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. The company's FFO calculation complies with NAREIT's policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, the company believes, may be less informative. As a result, the company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of the company's performance to investors and to management, and when compared year over year, reflects the impact on the company's operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which is not immediately apparent from net income or loss.

However, changes in the accounting and reporting rules under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that have been put into effect since the establishment of NAREIT's definition of FFO have prompted an increase in the non-cash and non-operating items included in FFO. In addition, the company views fair value adjustments of derivatives, and impairment charges and gains and losses from dispositions of assets as items which are typically adjusted for when assessing operating performance. Lastly, publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation and therefore require additional adjustments to FFO in evaluating performance. Due to these and other unique features of publicly registered, non-listed REITs, the IPA, an industry trade group, has standardized a measure known as MFFO, which the company believes to be another appropriate supplemental measure to reflect the operating performance of a REIT. The use of MFFO is recommended by the IPA as a supplemental performance measure for publicly registered, non-listed REITs. MFFO is a metric used by management to evaluate sustainable performance and distribution policy. In evaluating the performance of the company's portfolio over time, the company's management employs business models and analyses that differentiate the costs to acquire investments from the investments' revenues and expenses. The company's management believes that excluding acquisition costs from MFFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by the company's management, and provides investors a view of the performance of the company's portfolio over time, including after the time the company ceases to acquire properties on a frequent and regular basis. MFFO may provide investors with a useful indication of the company's future performance, particularly after the company's acquisition stage, and of the sustainability of the company's current distribution policy. However, because MFFO excludes acquisition expenses, which are an important component in an analysis of historical performance, MFFO should not be construed as a historical performance measure. MFFO is not equivalent to the company's net income or loss as determined under GAAP.

The company defines MFFO, a non-GAAP measure, consistent with the IPA's Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities; accretion of discounts and amortization of premiums on debt investments; nonrecurring impairments of real estate-related investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The company's MFFO calculation complies with the IPA's Practice Guideline described above. In calculating MFFO, the company excludes acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, gains or losses from the extinguishment of debt, deferred rent receivables and the adjustments of such items related to noncontrolling interests. The other adjustments included in the IPA's Practice Guideline are not applicable to the company for the three and six months ended June 30, 2011 and for each quarter within the year ended December 31, 2010. Page 14 contains the reconciliation of net loss, which is the most directly comparable GAAP financial measure, to FFO and MFFO.

Presentation of this information is intended to assist in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of the company's performance, as an indication of its liquidity, or indicative of funds available to fund its cash needs including its ability to make distributions to its stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance.

Grubb & Ellis Healthcare REIT II

(To be renamed Griffin-American Healthcare REIT II)

1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705

877.888.7348 www.gbe-reits.com/healthcare2